  AS  FILED WITH THE SECURITIES AND EXCHANGE COMMISSION  ON  AUGUST  12,  1997.
        REGISTRATION NO. 333-21951






                                       SECURITIES AND EXCHANGE COMMISSION

                                       WASHINGTON, D.C.  20549





                               AMENDMENT NO. 2
                                    TO

                                   FORM S-3

                            REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933






                                 MFRI, INC.
                       (Exact name of registrant as specified in its charter)

             DELAWARE                                              36-3922969
   (State or other jurisdiction                                   (IRS Employer
 of incorporation or organization)                             Identification No.)


                                         7720 LEHIGH AVENUE
                                        NILES, ILLINOIS 60714
                                           (847) 966-1000
                         (Address, including ZIP code, and telephone number,
                  including area code, of registrant's principal executive offices)


                                             DAVID UNGER
                                 CHAIRMAN OF THE BOARD OF DIRECTORS
                                             MFRI, INC.
                                         7720 LEHIGH AVENUE
                                        NILES, ILLINOIS 60714
                                           (847) 966-1000
                               (Name, address, including ZIP Code, and
                    telephone  number,  including  area  code,  of   agent  for
service)





                                             COPIES TO:

                                         HAL M. BROWN, ESQ.
                                      DORIAN R. WILLIAMS, ESQ.
                                           RUDNICK & WOLFE
                                203 NORTH LASALLE STREET, SUITE 1800
                                      CHICAGO, ILLINOIS  60601
                                           (312) 368-4000
                                     (312) 236-7516(TELECOPIER)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

          SUBJECT TO COMPLETION, DATED AUGUST 12, 1997

                            PROSPECTUS

                         2,124,298 Shares

                            MFRI, INC.

                           COMMON STOCK

     This Prospectus relates to 2,124,298 outstanding shares ("Shares") of common stock, par value $.01 per share (the "Common Stock"), of MFRI, Inc., a Delaware corporation (the "Company"), which may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders."

     The Shares were issued in the merger (the "Merger") of Midwesco, Inc., an Illinois corporation, with and into the Company, which occurred on December 30, 1996 (the "Merger Closing Date").

     The Shares may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders" on the Nasdaq National Market, or otherwise, at prices and on terms then obtainable, in broker's transactions, special offerings, exchange distributions, negotiated transactions, block transactions, or otherwise. See "Selling Stockholders" and "Plan of Distribution." The Company will not realize any proceeds from any sale of the Shares.

     SEE "RISK FACTORS" ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.


     The Common Stock is traded on the Nasdaq National Market under the symbol MFRI. On July 31, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $9-3/8.
                              ______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED OR ANY STATE SECURITIES COMMISSION UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ______________
                          AUGUST 12, 1997

     NO DEALER, BROKER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION OF AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     THIS PROSPECTUS, INCLUDING DOCUMENTS INCORPORATED BY REFERENCE, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, MANY OF WHICH CANNOT BE PREDICTED WITH ACCURACY AND SOME OF WHICH MIGHT NOT EVEN BE ANTICIPATED. FUTURE EVENTS AND ACTUAL RESULTS, FINANCIAL AND OTHERWISE, MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" HEREIN AND IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" INCORPORATED BY REFERENCE IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1997, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


                         TABLE OF CONTENTS

                                                             PAGE

Available Information   2
Risk Factors   2
The Company   3
Selling Stockholders   5
Use of Proceeds   8
Plan of Distribution   8
Legal Matters   9
Experts   9
Information Incorporated by Reference   9


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information about the Company. The address of the Web site maintained by the Commission is "http://www.sec.gov".

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is hereby made to the Registration Statement, including the financial schedules and exhibits filed or incorporated by reference as a part thereof, which may be -examined at the Public Reference Room of the Commission in Washington, D.C., without charge, or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.


                           RISK FACTORS

     COMPETITION; BUSINESS. The businesses in which the Company is engaged are highly competitive. In addition, new installations of baghouses are subject to competition from alternative technologies and the sale of specialty piping systems and electronic leak detection and location systems are subject to competition from alternative products. The business of Thermal Care is dependent on the plastics industry. Any adverse trends in the plastics industry may have a material adverse effect on the business of Thermal Care. Thermal Care relies upon a single source for key components of several of its products. Although the Company believes that there are alternate sources available for such components, there can be no assurance that the interruption of supplies of such components would not have an adverse effect on the financial condition of the Company, and that the Company, if required to do so, would be able to negotiate agreements with alternative sources on acceptable terms.

     GOVERNMENT REGULATION. The demand for the Company's leak detection and location systems and secondary containment piping systems is driven primarily by government regulation with respect to hazardous waste. Laws such as the Federal Resource Conservation and Recovery Act ("RCRA"), and standards such as the National Emission Standard for Hydrocarbon Airborne Particulates ("NESHAP"), have increased the demand for the Company's leak detection and location and secondary containment piping systems. The Company's filtration products business to a large extent is dependent on governmental regulation of air pollution at the federal and state levels. The Company believes that continuing growth in the sale of filtration products and services will be materially dependent on continuing enforcement of environmental laws such as the Federal Clean Air Act Amendments of 1990 ("Clean Air Act Amendments"). Although changes in such environmental regulations could significantly alter the demand for the Company's products and services, the Company does not believe that such a change is likely to decrease demand in the foreseeable future.

     ECONOMIC FACTORS. Although demand for many of the Company's products is generally affected by its customers' need to comply with governmental regulations, purchases of the Company's products at times may be delayed by customers due to adverse economic factors.

     DIVIDENDS. The Company has not paid dividends in the past and does not anticipate paying cash dividends on its common stock in the foreseeable future. The Company's line of credit agreement contains certain restrictions on payment of dividends. The primary restriction limits dividends to a cumulative amount of up to 25% of net income.

     LACK OF ARM'S-LENGTH NEGOTIATIONS; CONFLICTS OF INTEREST. The agreements between the Company and Midwesco relating to the Merger and the Perma-Pipe Transaction were not negotiated on an arm's-length basis. However, the Company believes the consideration, representations, warranties and covenants in such agreements are fair to the Company even though they may not provide the same level of protection as similar representations, warranties and covenants contained in comparable agreements with persons that are not affiliates of the Company. Members of the Board of Directors affiliated with Midwesco (Messrs. Unger, Ogilvie, Elgendy, Gruenberg and Henry and Bradley Mautner) will have a conflict of interest with respect to their obligations as directors and officers of the Company, and enforcing the terms of such agreements against Midwesco, if necessary.


                            THE COMPANY

     The Company is engaged in the manufacture and sale of filter bags for use in industrial air pollution control systems known as "baghouses", and also engineers, designs and manufactures specialty piping systems and leak detection and location systems, and industrial water cooling equipment. The Company, which was incorporated in Delaware in October 1993, is the successor corporation to Midwesco Filter Resources, Inc. ("Midwesco Filter").

     Midwesco Filter was incorporated in Delaware in October 1989 as a wholly owned subsidiary of Midwesco. On December 13, 1989, Midwesco Filter exchanged shares of its common stock for the net assets constituting its Midwesco Filter Resources division ("Filter Division") of Midwesco. The Filter Division was formed from certain assets of the Filter Media division of the Kennecott Corporation, acquired by Midwesco in June 1982, and certain assets of the Filter Resources Corporation, acquired by Midwesco in December 1983.

     On January 28, 1994 pursuant to a merger transaction ("Perma-Pipe Transaction") between the Company, a subsidiary of the Company and Midwesco Filter, the Company acquired the Perma-Pipe business ("Perma-Pipe") from Midwesco for cash and 278,666 shares of Common Stock. Pursuant to the Perma-Pipe Transaction, each share of common stock of Midwesco Filter was exchanged for one share of Common Stock. Immediately prior to the effective time of the Perma-Pipe Transaction, a public offering (the "Offering") of shares of common stock of Midwesco Filter was consummated, the net proceeds of which were used to repay bank debt related to Perma-Pipe. Perma-Pipe is in the business of engineering, designing and manufacturing specialty piping systems and leak detection and location systems.

     On September 30, 1994, the Company and an indirect wholly-owned subsidiary of the Company, pursuant to a purchase agreement dated as of such date ("Purchase Agreement"), acquired substantially all of the assets of Ricwil Piping Systems Limited Partnership ("Ricwil LP") for cash and 55,710 shares of Common Stock, as adjusted in accordance with the terms of the Purchase Agreement. Ricwil LP was a manufacturer of insulated piping systems for district heating and cooling systems.

     On December 6, 1995, Perma-Pipe acquired for cash the net assets and leak detection business of Hagenuk GmbH.

     On August 15, 1996, the Company, pursuant to an Asset Purchase Agreement dated as of such date (the "Purchase Agreement"), acquired substantially all of the assets of Eurotech Air Filtration, Inc., an Oregon corporation ("Eurotech"), for cash and 30,571 shares of Common Stock. Pursuant to the Purchase Agreement, Eurotech distributed such shares to its four shareholders.

     On December 30, 1996, the Company acquired the Thermal Care Division ("Thermal Care") and certain other specified assets and liabilities of Midwesco by the merger of Midwesco with and into MFRI (the "Merger"). Through the Merger, an aggregate of 2,124,298 shares of Common Stock were issued to the shareholders of Midwesco and the 1,717,666 shares of Common Stock owned by Midwesco immediately prior to the consummation of the Merger were cancelled. Thermal Care engineers, designs and manufactures industrial water cooling equipment.

     The Company's filtration products business is carried on by Midwesco Filter, and the piping system products business is carried on by Perma-Pipe, Inc. Midwesco Filter and Perma-Pipe, Inc. are wholly-owned subsidiaries of MFRI. As used herein, unless the context otherwise requires, the term Company includes MFRI, Inc., Midwesco Filter, Thermal Care, Perma-Pipe, Inc., and its subsidiaries, and their predecessors.

     The Company's principal executive offices are located at 7720 Lehigh Avenue, Niles, Illinois 60714 and its telephone number is (847) 966-1000. Other information concerning the Company's management, business, securities, and results of operations is incorporated by reference from its reports filed with the Commission. See "Information Incorporated by Reference."


                       SELLING STOCKHOLDERS

     The Shares may be offered from time to time for the account of the Selling Stockholders whose names are set forth in the table below. The table sets forth information as of January 31, 1997 with respect to the beneficial ownership of the Shares by the Selling Stockholders. To the knowledge of the Company, none of the Selling Stockholders has any material relationship with the Company except as set forth in the footnotes to the following table and as more fully described elsewhere in this Prospectus (including the information incorporated by reference in this Prospectus).

SELLING STOCKHOLDER           NO. OF SHARES OWNED  NO. OF SHARES WHICH NO. OF SHARES WHICH MAY
                             PRIOR TO Offering(1)    MAY BE Offered        BE OWNED AFTER
                                                                             Offering(1)
Henry Mautner(2)                       451,688             419,938                31,750
Debra Mautner                          170,473             170,473               --
David M. Mautner(3)                    171,298             170,473                  825
Bradley E. Mautner(4)                  172,773             170,473                 2,300
David Unger(5)                         535,677             489,927                45,750
Maxine S. Unger(6)                      29,359               12,859     16,500
Judith Golden                          141,632             141,632               --
Rebecca Fishman                        148,932             141,632                 7,300
Michael Unger                          142,132             141,632                  500
Robert F. Spreenberg(7)                187,925             187,925               --
David A. Miller(8)                       6,611               5,511                 1,100
William F. Davis(9)                     27,126              25,901            1,225
Judith & Jeff Golden                     4,374               3,674                  700
Don L. Gruenberg(10)                     4,587               1,837                 2,750
John F. Conroy(11)                       2,543                 918                 1,625
Carlo Ferraro(12)                       367                    367               --
Edward A. Crylen(13)                     3,062               1,837                 1,225
Herbert J. Sturm(14)                     9,815               3,490                 6,325
Robert F. Spreenberg(15)                 9,552               9,552               --
Gene K. Ogilvie(16)                     43,772              11,022                32,750
Michael D. Bennett(17)                  10,331               3,306                 7,025
Fati Elgendy(18)                        27,969               9,919                18,050

(1) Includes shares, if any, held by spouse; held as custodian; held in joint tenancy with spouse; held by or for the benefit of the named person or one or more members of his immediate family; with respect to which the named person has or shares voting or investment powers; or in which the named person otherwise has a beneficial interest. Also includes shares issuable upon exercise of employee stock options.
(2) Henry Mautner is Director and Vice Chairman of the Board of Directors of the Company. From 1972 to the Merger Closing Date, he served as Chairman of Midwesco.
(3) From June 1985 to the Merger Closing Date, David M. Mautner served as Director of Midwesco.
(4) Bradley E. Mautner is Director and Vice President of the Company. From January 1994 to the Merger Closing Date, he served as President of Midwesco. In addition, since February 1996, he served as the Chief Executive Officer of Midwesco Services, Inc. ("Midwesco Services"), which, prior to the Merger Closing Date, was a 50% owned affiliate of Midwesco. Mr. Mautner served as President of Midwesco Services from February 1988 to January 1996.
(5) David Unger is Director, Chairman of the Board of Directors, President and Chief Executive Officer of the Company. From 1972 to the Merger Closing Date, he served as Director of Midwesco, having served as President from 1972 to January 1994 and Vice President since January 1994.
(6) From March 1993 to the Merger Closing Date, Maxine S. Unger served as Director of Midwesco.
(7) From February 1970 to the Merger Closing Date, Robert F. Spreenberg served as Director and Executive Vice President of Midwesco.
(8) From June 1979 to the Merger Closing Date, Mr. Miller served as Vice President of Midwesco.
(9) From June 1979 to the Merger Closing Date, Mr. Davis served as Vice President of Midwesco.
(10) Mr. Gruenberg is Director and Vice President of the Company. From August 1980 to the Merger Closing Date, he served as Vice President of Midwesco.
(11) Mr. Conroy is Controller and Assistant Secretary of the Company. From January 1980 to the Merger Closing Date, he served as Controller of Midwesco.
(12) From May 1982 to the Merger Closing Date, Mr. Ferraro served as Vice President of Midwesco Services.
(13) From August 1982 to the Merger Closing Date, Mr. Crylen served as Vice President of Midwesco.
(14) Mr. Sturm is Vice President of the Company and of Midwesco Filter.
(15) From May 1979 to the Merger Closing Date, Robert F. Spreenberg was employed by Midwesco.
(16) Mr. Ogilvie is Director, Vice President of the Company and President of Midwesco Filter. From 1982 to the Merger Closing Date, he served as Vice President of Midwesco.
(17) Mr. Bennett is Vice President, Secretary and Treasurer of the Company. From 1989 to the Merger Closing Date, he served as Vice President, Secretary and Treasurer of Midwesco.
(18) Mr. Elgendy is Director, Vice President of the Company and President of Perma-Pipe, Inc.

     At June 30, 1997, there were 4,969,229 shares of Common Stock outstanding.

                          USE OF PROCEEDS

     This Prospectus relates solely to Shares being offered and sold for the accounts of the Selling Stockholders. The Company will not realize any proceeds from any sale of Shares by the Selling Stockholders.


                       PLAN OF DISTRIBUTION

     The Selling Stockholders may offer and sell Shares by means of the Prospectus from time to time in one or more transactions, directly by the Selling Stockholders, or through agents, dealers or brokers to be designated from time to time; such offers and sales may be effected over any national securities exchange or automated interdealer quotation system on which shares of the Common Stock are then listed, in negotiated transactions or in a combination of such methods of sale; the selling price of the Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; and the Shares may also be offered in coordinated block transactions through underwriters, dealers or agents, or otherwise who may receive compensation in the form of underwriting or brokerage discounts, concessions or commissions from the Selling Stockholders or the purchasers of such Shares for whom they may act as agents. In certain states, the Selling Stockholders may be required to offer and sell Shares only through brokers and dealers registered in such states.

     The Selling Stockholders and any brokers or dealers that act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the sale of Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Company is not obligated to pay any underwriting discounts and commissions, brokers' commissions or charges, the legal fees and expenses of the Selling Stockholders, or transfer taxes, if any, relating to the sale or disposition of Shares by a Selling Shareholder.

     The Selling Stockholders may also resell Shares in open market transactions pursuant to the resale provisions of Rule 144 under the Securities Act or in transactions otherwise permitted under the Securities Act.


                           LEGAL MATTERS

     Certain legal matters in connection with the Shares, including the validity of the Shares, will be passed upon for the Company by Rudnick & Wolfe, Chicago, Illinois.


                              EXPERTS

     The Consolidated Financial Statements of MFRI, Inc. and subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 1997 and the Consolidated Financial Statements of Midwesco, Inc. and subsidiaries incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated August 11, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


               INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act (SEC File No. 1-18370) are hereby incorporated by reference into this Prospectus:


         (i) the registration statement of the Company's predecessor on Form 8-A filed on March 13, 1990 registering common stock of the Company's predecessor under Section 12(g) of the Securities Exchange Act of 1934;

      (ii) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

     (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997; and

      (iv)     the  Company's  Current  Report   on  Form  8-K  dated
               August 11, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of shares of the Common Stock made hereby are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH
EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH INFORMATION). SUCH REQUEST SHOULD BE DIRECTED TO MICHAEL D. BENNETT, SECRETARY, MFRI, INC., 7720 LEHIGH AVENUE, NILES, ILLINOIS 60714 (TELEPHONE (847) 966-1000).

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  EXHIBITS.

     EXHIBIT   EXHIBIT
     NUMBER    DESCRIPTION

     2.1 Agreement for Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Appendix A to the Company's Proxy Statement dated November 12, 1996 relating to the Company's Special Meeting of Stockholders held on December 16, 1996 (SEC File No. 0-18370)].

     2.2 Agreement and Plan of Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to
               Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 30, 1996 (SEC File No. 0-18370)].

     5 Opinion of Rudnick & Wolfe with respect to the legality of the Common Stock being registered.*

     23.1      Consent of Deloitte & Touche LLP.

     23.2 Consent of Rudnick & Wolfe (contained in Exhibit 5 hereof).*

     24.1 Power of Attorney of Directors and certain officers of the Company.*

     24.2      Power  of  Attorney  of  certain   Directors   of  the
               Company.*



*    Previously filed.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Illinois, on August 12, 1997.

                                   MFRI, INC.


                                   By:/S/ DAVID UNGER
                                        David Unger
                                        Chairman  of  the  Board  and
Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the date indicated.

     SIGNATURE                TITLE               DATE

     David Unger*         Director and Chairman of the
                          Board of Directors (Principal
                          Executive Officer)      August 12, 1997

     Henry M. Mautner*    Director, Vice Chairman of
                          the Board of Directors  August 12, 1997

     Gene K. Ogilvie*     Director and Vice President August 12, 1997

     Bradley E. Mautner*  Director and Vice President August 12, 1997

     Michael D. Bennett*  Vice President, Secretary and
                          Treasurer (Principal Financial
                          and Accounting Officer) August 12, 1997

     Fati Elgendy*        Director and Vice PresidentAugust 12, 1997

     Don Gruenberg*       Director and Vice President August 12, 1997

     Arnold F. Brookstone* Director               August 12, 1997

     Eugene Miller*       Director                August 12, 1997

     Stephen B. Schwartz* Director                August 12, 1997



*By:/S/ DAVID UNGER    Individually and as Attorney- August 12, 1997
     David Unger      in-fact

                           EXHIBIT INDEX


EXHIBIT   EXHIBIT
NUMBER    DESCRIPTION

2.1 Agreement for Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Appendix A to the Company's Proxy Statement dated November 12, 1996 relating to the Company's Special Meeting of Stockholders held on December 16, 1996 (SEC File No. 0-18370)].

2.2 Agreement and Plan of Merger by and between Midwesco, Inc. and MFRI, Inc. [Incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K dated December 30, 1996 (SEC file No. 0-18370)].

  5 Opinion of Rudnick & Wolfe with respect to the legality of the Common Stock being registered.*

 23.1     Consent of Deloitte & Touche LLP.

 23.2     Consent  of  Rudnick  &   Wolfe  (contained  in  Exhibit  5
          hereof).*

 24.1 Power of Attorney of the Directors and certain officers of the Company.*

 24.2     Power of Attorney of certain Directors of the Company.*



*    Previously filed.

                                                     EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of MFRI, Inc. on Form S-3 of our report dated April 18, 1997 with respect to the Consolidated Financial Statements of MFRI, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of MFRI, Inc. for the year ended January 31, 1997, and of our report dated May 28, 1996 (August 14, 1996 as to the second paragraph of Note 6) with respect to the Consolidated Financial Statements of Midwesco, Inc. and subsidiaries appearing in the Current Report on Form 8-K of MFRI, Inc. dated August 11, 1997, and to the reference to us under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



                                   /S/  DELOITTE & TOUCHE LLP
                                   Deloitte & Touche LLP


Chicago, Illinois
August 12, 1997